Exhibit 10.12

(Certain information has been omitted from this exhibit and filed seperately with the SEC pursuant to a request for confidential treatment under Rule 24b-2)


                                SUPPLY AGREEMENT


         1. PARTIES: This Agreement is between the Medical Specialties Department of Minnesota Mining and Manufacturing Company ("3M") and CNS, Inc. ("CNS"). This Agreement only applies to Medical Specialties Department of 3M and does not bind any other part of 3M unless otherwise agreed to in writing by 3M.

         2. PURPOSE: This Agreement authorizes CNS to (a) purchase the 3M products listed in Exhibit A ("Products") or (b) exclusively specify the components for assigned converters for the purposes set forth therein. Notwithstanding the foregoing language, this exclusivity requirement will not apply to the product application set forth on Exhibit A-1 until such time as 3M can provide said product or a comparable product. CNS shall have the right to deplete the inventory of the product application set forth on Exhibit A-1 before using the 3M product. Products will meet the product specifications attached thereto as Exhibit A-2.

         3. EXCLUSIVITY; RIGHT OF FIRST REFUSAL: CNS agrees that during the term of this Agreement it will purchase all of its requirements of Product from 3M provided, however, that:

         a) If CNS is offered a product of substantially higher performance under similar terms and conditions and gives 3M written notice of the offer, then 3M shall notify CNS in writing within ninety (90) calendar days after receipt of the notice as follows:

                  1) 3M agrees to sell CNS a product of equal performance to the competitive product under similar terms and conditions; or

                  2) 3M will permit CNS to purchase the product from the third party while the substantially higher performance product is available.

If 3M informs CNS that 3M is willing to sell Product or a product of equal performance to the competitive product offered to CNS, then CNS will agree to purchase Product or the new product from 3M.

         b) As long as CNS is purchasing Product exclusively from 3M, then 3M will not supply Product to any other company in the external nasal dilation market. Notwithstanding the foregoing language, 3M's obligation as set forth in the preceding sentence shall cease if 3M is presented with a product opportunity with a third party offering higher performance and greater value to the consumer. If 3M is offered said product opportunity, then CNS will be given the opportunity to respond to the product opportunity within ninety (90) days. Except as set forth herein, 3M reserves the right to sell the Products in any other lawful manner.

         c) If CNS is offered a substantially lower price, 3M will be given the opportunity to respond to the comparative value of 3M and the competitive offering within ninety (90) days.

         4. TERM, NO AUTOMATIC RENEWAL: The term of this Agreement begins on the date 3M signs this Agreement and ends on December 31st of 2000. This Agreement can be renewed only if both parties agree in writing to the renewal. Both CNS and 3M understand that each party has the right, in its sole discretion, to decide whether to renew this Agreement. Both 3M and CNS will plan accordingly.

         5. ORDER AFTER EXPIRATION: Any order placed and filled after the expiration of this Agreement is governed by the provisions of this Agreement, but the placing or filling of postexpiration orders does not otherwise extend the term of this Agreement.

         6. PRODUCT IMPROVEMENT DEVELOPMENT: 3M will work with CNS to investigate and develop mutually agreed upon product component improvements in an effort to enhance performance, aesthetics, and/or cost reductions.

         7. OTHER TERMS AND CONDITIONS: Other terms and conditions of sale (including prices, payment terms, F.O.B. Point, and return goods policy) are stated on Exhibit B. CNS acknowledges that it has received a copy of Exhibit B as of the date CNS signs this Agreement. 3M may change any part of Exhibit B by written notice at any time, but the change will not affect any order properly placed before the effective date of the change. Exhibit B is based upon forecasted volumes and quantity purchases as provided by CNS. 3M agrees to keep the price schedule, forecasted volumes and quantity purchases set forth in Exhibit B confidential during the term of the Agreement.

         8. FORECASTS: CNS shall provide 3M monthly a "rolling" forecasted volume of Products for a six-month period into the future. Each month CNS will be providing specific purchase order releases detailing product/size breakdown and ship dates for requirements for the upcoming month. In the rolling forecast, the first three (3) months shall be considered as FIRM requirements and the subsequent three (3) months shall be viewed as forecasted quantities. Based on such firm forecasted requirements, CNS' purchase history and 3M's experience, 3M shall maintain an inventory of the Products which will be sufficient to meet the reasonably anticipated needs of CNS not to exceed five percent (5%) overage of the firm forecasted requirements. If 3M is unable to produce the forecasted volumes of Product in a timely manner, then CNS shall be free to seek an alternative source until such time as 3M shall be capable of meeting CNS's needs. 3M shall be given thirty (30) days to respond to any such Product concerns before CNS seeks the alternative source.

         9. SHIPMENT DEADLINES; RISK OF LOSS; TITLE: 3M will make reasonable efforts to meet any shipping dates specified in CNS' purchase orders, but 3M does not guarantee to meet any particular shipping deadlines. Risk of loss passes to CNS at the point of shipment. For all Products contained in any single shipment, title passes to CNS only when CNS has fully paid for the shipment.

         10. EXCUSABLE DELAY: 3M is not responsible for delays in production, shipping or delivery due to any cause beyond 3M's reasonable control.

         11. WARRANTIES LIMITED: 3M warrants only that the Products will meet the specification set forth in Exhibit A-1 at the time of shipment to CNS. THIS WARRANTY IS MADE IN PLACE OF ANY OTHER WARRANTIES. 3M NEITHER EXPRESSES NOR IMPLIES ANY WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE.

         12. LIMITATION OF REMEDIES: If properly and promptly notified (see Paragraph 13), 3M will, at its option, either replace any product which 3M determines was defective at the time of shipment or refund the purchase price paid by CNS and/or its assignee. THIS REPLACEMENT REMEDY IS CNS' AND/OR ITS ASSIGNEE'S EXCLUSIVE REMEDY AGAINST 3M FOR ANY DEFECT OR OTHER FAILURE IN THE PRODUCTS OR IN 3M'S PERFORMANCE. UNDER NO CIRCUMSTANCES IS 3M LIABLE FOR ANY DIRECT, INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES IN ANY WAY RELATED TO THE PRODUCTS OR TO THIS AGREEMENT.

         13. CNS' AND/OR ITS ASSIGNEE'S DUTY TO INSPECT; RETURNS: CNS and/or its assignees will promptly inspect any shipment of Products received from 3M and will promptly notify 3M in writing to any defects. The notice must specify the defects in detail; any defect not specified is waived. Any goods not rejected within thirty (30) days of delivery are accepted. After sending the notice, CNS and/or its assignee will follow 3M's return goods policy then in effect, or any specific and reasonable instructions which 3M may issue. CNS and/or its assignee will allow 3M to inspect any allegedly defective goods at CNS' and/or its assignee's site. For any goods which 3M determines are defective, CNS and/or its assignee will follow 3M's instructions and either return the goods to 3M, with 3M responsible for the return freight, or dispose of the goods in a safe manner approved by 3M and at no charge to 3M.

         14. PROPER USE OF PRODUCTS: CNS will not process or package the Products in any way which might compromise the Products' efficacy or safety. CNS will not misuse the Products or treat or deal with Products in any way which might prejudice 3M's reputation.

         15. USE OF 3M NAME AND TRADEMARKS: CNS will not make use whatsoever of 3M's name without 3M's written permission. The decision to grant or withhold permission is within 3M's sole discretion. CNS will not use or reproduce any of 3M's trademarks in any manner without 3M's prior written approval. To request this approval CNS must forward to 3M a complete and accurate specimen copy of the proposed use. If in its sole discretion 3M chooses to approve the use, the use is subject to any revision which 3M may choose to make on the specimen. Any permitted use extends only to the identification of 3M materials included in CNS' composite product and not to the identification of the CNS composite product itself.

         16. PRODUCT DISCONTINUANCE: 3M may discontinue its production or sale of any Products at any time during the term of this Agreement. 3M will give CNS at least ninety (90) days notice of discontinuing the sale of a Product, unless the discontinuance is due to an alleged health, safety or environmental risk. To the extent possible, 3M will exercise reasonable efforts to present a comparable substitute product; provided that such efforts will not require 3M to manufacture or develop a comparable substitute product.

         17. TERMINATION FOR CAUSE: If CNS fails to fulfill any of the representations, promises or terms stated in this Agreement, 3M may terminate this Agreement on thirty (30) days written notice. If 3M fails to fulfill any of the representations, promises or terms stated in this Agreement, CNS may terminate this Agreement on thirty (30) days written notice. Either of the parties intending to terminate the Agreement under this section shall give written notice of its intention to do so to the other party stating its rationale and giving detailed description of the cause. The party giving notice shall grant the other party a reasonable period of time (but in no event more than thirty (30) days) to remedy the cause for termination. During this grace period, the parties shall make a good-faith effort to assist one another in the remedying of any problems surrounding this Agreement. Termination of this Agreement shall not terminate any obligation set forth in the Agreement which are incurred prior to such termination.

         18. FORCE MAJEURE: Neither of the parties shall be responsible for any delay or failure of performance hereunder due to, including, but not limited to, strikes, lockout, shortage of labor or other labor disturbances, riots, invasion, war, fire, explosion, sabotage, storm, flood, earthquake, inability to obtain suitable material, fuel, power, or transportation, or any other causes whatsoever beyond the reasonable control of the parties.

         19. NO ASSIGNMENT OR DELEGATION: CNS may not assign any of its rights or delegate any of its duties under this Agreement.

         20. NOTICES: Any notice, order or other communication required by this Agreement must be in writing, sent by first class mail or faster written means, and addressed to the address listed on the signature page. A party may designate in writing a substitute address.

         21. ENTIRE AGREEMENT; NO WAIVER; GOVERNING LAW: This Agreement and the exhibits hereto state the complete understanding between 3M and CNS on this subject and replace any previous statements, communications or understandings, whether oral or written. CNS may place orders under this Agreement using CNS' regular purchase order form. However, any provision of that form, or of any other CNS document, which conflicts with or differs from the provisions or intent of this Agreement or the most current issue of Exhibit B is void. This Agreement cannot be modified except by a writing signed by the party to be bound, or through 3M's revision of Exhibit B. A course of dealing or of performance does not effect a waiver or modification unless ratified in writing. A party's failure to exercise a right in one instance does not waive that party's right to later exercise that right. Any questions, claims or disputes concerning or related to this Agreement are governed by the laws of Minnesota.

ACCEPTED AND AGREED TO:

MEDICAL SPECIALTIES DEPARTMENT
MINNESOTA MINING AND                    CNS, INC.
MANUFACTURING COMPANY                   1250 PARK ROAD
3M CENTER                               CHANHASSEN, MINNESOTA 55317
ST. PAUL, MINNESOTA 55144

By:      /s/ Paul Quinlan               By:     /s/ William J. Doubek

Title:   Sales Marketing Manager        Title:  Vice President of Operations

Date:    4/21/95                        Date:   5/17/95



                                    EXHIBIT A

                           Products and Specifications


                       (Confidential Treatment Requested)



                                    EXHIBIT B

                       Other Terms and Conditions of Sale


                       (Confidential Treatment Requested)